                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): AUGUST 13, 1999

                        METRO INFORMATION SERVICES, INC.
             (Exact name of registrant as specified in its charter)

      VIRGINIA                  000-22035                    54-1112301
(State of incorporation)  (Commission File No.) (I.R.S. Employer Identification
                                                             Number)

POST OFFICE BOX 8888, VIRGINIA BEACH, VIRGINIA                    23450
(Address of principal executive office)                        (Zip Code)

                                 (757) 486-1900
              (Registrant's telephone number, including area code)

This Report on Form 8-K/A amends and restates Item 7 of the Registrant's Report on 8-K dated August 13, 1999 and filed on August 30, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired:

         Unaudited Consolidated Interim Financial Statements of Acuity Technology Services, LLC and subsidiary as of and for the six months ended June 30, 1998 and 1999.

         Audited Consolidated Financial Statements of Acuity Technology Services, LLC and subsidiary for the year ended December 31, 1998.

         Audited Financial Statements of Acuity Technology Services, LLC for the year ended December 31, 1997.

     (b) Pro forma financial information:

         Unaudited Pro Forma Condensed Consolidated Financial Statements of Metro Information Services, Inc. and Subsidiaries as of and for the six months ended June 30, 1999.

         Unaudited Pro Forma Condensed Consolidated Statement of Income of Metro Information Services, Inc. and Subsidiaries for the year ended December 31, 1998.

     (c) Exhibits required by Item 601 of Regulation S-K:

         (i)      2       Membership Interest Purchase Agreement, dated as of
                          August 13, 1999, by and among Acuity Technology
                          Services, LLC and Acuity Technology Services of
                          Dallas, LLC and Michael Berkman, W. Braun Jones, Jr.,
                          Mark Scofield, Mark H. Brahms, and Rod Rohrer and
                          Metro Information Services - ATS, Inc. and Metro
                          Information Services, Inc.*

         (ii)     23.1    Consent of PricewaterhouseCoopers LLP.

         (iii)    23.2    Consent of Aronson, Fetridge & Weigle.

         (iv)     99      Press release of Metro Information Services, Inc.,
                          dated August 19, 1999.*

     * Previously filed as an exhibit to the Registrant's Report on Form 8-K dated August 13, 1999 and filed on August 30, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Metro Information Services, Inc. has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Metro Information Services, Inc.

Date Signed:  OCTOBER 26, 1999           By /s/ Robert J. Eveleigh
                                           -------------------------------------
                                           Robert J. Eveleigh
                                           PRINCIPAL FINANCIAL OFFICER

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                    PAGE
Unaudited Consolidated Interim Financial Statements of Acuity Technology Services, LLC
and subsidiary:

       Consolidated Balance Sheets as of December 31, 1998 and June 30, 1999.....................      1

       Consolidated Statements of Income for the six months ended June 30, 1998 and 1999.........      2

       Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1999.....      3

       Notes to Consolidated Financial Statements as of June 30, 1999............................      4

Audited Consolidated Financial Statements of Acuity Technology Services, LLC and subsidiary as of and for the year ended December 31, 1998:

    Report of Independent Accountants ...........................................................      5

    Consolidated Financial Statements:

       Consolidated Balance Sheet as of December 31, 1998........................................      6

       Consolidated Statement of Income for the year ended December 31, 1998.....................      7

       Consolidated Statement of Members' Equity for the year ended December 31, 1998............      8

       Consolidated Statement of Cash Flows for the year ended December 31, 1998.................      9

       Notes to Consolidated Financial Statements................................................     10

Audited Financial Statements of Acuity Technology Services, LLC as of and for the year ended December 31, 1997:

    Independent Auditor's Report ................................................................     14

    Financial Statements:

       Balance Sheet as of December 31, 1997.....................................................     15

       Statement of Income for the year ended December 31, 1997..................................     16

       Statement of Members' Capital (Deficiency) for the year ended December 31, 1997...........     17

       Statement of Cash Flows for the year ended December 31, 1997..............................     18

       Notes to Financial Statements.............................................................     19

Unaudited Pro Forma Condensed Consolidated Financial Statements of Metro Information
Services, Inc. and subsidiaries:

    Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements..............     22

    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999.................     23



    Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999........     24

    Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended
       June 30, 1999.............................................................................     26

    Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months
       ended June 30, 1999.......................................................................     27

    Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended
       December 31, 1998.........................................................................     29

    Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended
       December 31, 1998.........................................................................     30


                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                     Consolidated Balance Sheets (unaudited)


                                 ASSETS
                                                                                DECEMBER 31,                 JUNE 30,
Current assets:                                                                    1998                        1999
                                                                                --------------          --------------
     Cash and cash equivalents                                                  $       46,200          $      385,987
     Accounts receivable                                                             7,221,480               7,989,985
     Other accounts receivable                                                          87,803                  63,449
     Prepaid expenses                                                                   41,701                  86,956
                                                                                --------------          --------------
               Total current assets                                                  7,397,184               8,526,377

Property and equipment, net                                                            215,947                 261,598
Other assets                                                                            47,012                  43,607
                                                                                --------------          --------------
               Total assets                                                     $    7,660,143          $    8,831,582
                                                                                --------------          --------------
                                                                                --------------          --------------
                      LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
     Line of credit                                                             $    2,730,310          $    1,222,900
     Accounts payable and accrued expenses                                             527,595                 830,338
     Accrued compensation                                                            1,136,183               1,548,518
     Accrued payroll taxes and employee withholdings                                   140,254                 433,765
     Pension contribution payable                                                       45,580                  73,622
                                                                                --------------          --------------
               Total current liabilities                                             4,579,922               4,109,143
                                                                                --------------          --------------
Minority interest in consolidated subsidiary                                            44,169                  29,298
Members' equity                                                                      3,036,052               4,693,141
                                                                                --------------          --------------
               Total liabilities and members' equity                            $    7,660,143          $    8,831,582
                                                                                --------------          --------------
                                                                                --------------          --------------


See accompanying notes to consolidated financial statements.

                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                  Consolidated Statements of Income (unaudited)


                                                                                                SIX MONTHS
                                                                                               ENDED JUNE 30,
                                                                                    ---------------     ---------------
                                                                                         1998                1999
                                                                                    ---------------     ---------------
Revenues                                                                            $    13,423,582     $    20,276,642
                                                                                    ---------------     ---------------
Cost of contract revenue:
     Salaries                                                                             9,490,621          12,798,681
     Consultant expenses                                                                     99,817             369,850
     Payroll taxes                                                                          310,020             678,366
     Other                                                                                    4,678               1,865
                                                                                    ---------------     ---------------
                Total cost of contract revenue                                            9,905,136          13,848,762
                                                                                    ---------------     ---------------
                Gross profit                                                              3,518,446           6,427,880
                                                                                    ---------------     ---------------

Operating expenses:
     Salaries and payroll taxes                                                           1,656,736           3,333,851
     Advertising and recruiting                                                             160,276             294,614
     Occupancy                                                                               87,191             174,611
     Other general and administrative expenses                                              399,176             924,922
     Depreciation and amortization                                                           19,546              34,770
                                                                                    ---------------     ---------------
                Total operating expenses                                                  2,322,925           4,762,768
                                                                                    ---------------     ---------------

                Income before interest and minority interest                              1,195,521           1,665,112

Interest expense, net                                                                      (27,657)            (22,894)

Minority interest in loss of consolidated subsidiary                                         33,026              14,871
                                                                                    ---------------     ---------------
Net income                                                                          $     1,200,890     $     1,657,089
                                                                                    ---------------     ---------------
                                                                                    ---------------     ---------------


See accompanying notes to consolidated financial statements.

                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                Consolidated Statements of Cash Flows (unaudited)


                                                                                              SIX MONTHS
                                                                                             ENDED JUNE 30,
                                                                                ----------------        -------------
                                                                                     1998                  1999
                                                                                ----------------        -------------
Cash flows from operating activities:
     Net income                                                                 $      1,200,890        $   1,657,089
     Adjustments to reconcile net income to net cash
         provided by operating activities:
            Minority interest of subsidiary income                                      (33,026)             (14,871)
            Depreciation and amortization                                                 19,546               34,770
            Gain on sale or disposal of equipment                                              -                (487)
            Changes in operating assets and liabilities increasing (decreasing)
             cash used in operating activities:
                Accounts receivable                                                  (1,396,436)            (768,505)
                Other receivables                                                       (34,526)               24,354
                Prepaid expenses                                                               1             (45,255)
                Other assets                                                               7,763                2,835
                Accounts payable and accrued expenses                                    432,528              302,743
                Accrued compensation                                                     720,465              412,335
                Accrued payroll taxes and employee withholdings                           46,822              293,511
                Deferred revenue                                                       (136,732)                    -
                Pension contribution payable                                              28,130               28,042
                                                                                ----------------        -------------
                    Total adjustments                                                  (345,465)              269,472
                                                                                ----------------        -------------
                    Net cash provided by operating activities                            855,425            1,926,561
                                                                                ----------------        -------------
Cash flows from investing activity -
     Acquisition of property and equipment                                             (110,973)             (79,364)
                                                                                ----------------        -------------
Cash flows from financing activities:
     Net repayments on line of credit                                                  (859,003)          (1,507,410)
     Contributions from minority interest                                                150,000                    -
                                                                                ----------------        -------------
                    Net cash used in financing activities                              (709,003)          (1,507,410)
                                                                                ----------------        -------------
Net increase in cash and cash equivalents                                                 35,449              339,787

Cash and cash equivalents at beginning of period                                          28,820               46,200
                                                                                ----------------        -------------
Cash and cash equivalents at end of period                                      $         64,269        $     385,987
                                                                                ----------------        -------------
                                                                                ----------------        -------------


See accompanying notes to consolidated financial statements.

                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1999
                                   (UNAUDITED)

1.       Basis of Presentation

         The information presented for June 30, 1998 and 1999 and for the six-month periods then ended, is unaudited, but, in the opinion of the Company's management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for the fair presentation of the Company's financial position as of June 30, 1999 and the results of its operations and its cash flows for the six-month periods ended June 30, 1998 and 1999. The consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1998.

         Results for the interim periods presented are not necessarily indicative of results that may be expected for the entire year.


         The consolidated financial statements include the accounts of the Company and its majority owned subsidiary, Acuity Technology Services of Dallas, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.


2.       Line of Credit

         During 1999, the Company entered into a line of credit agreement with a financial institution in the amount of $2,000,000 limited to 80% of eligible accounts receivable, as defined in the line of credit agreement. The credit line bears interest at the rate of One-Month LIBOR plus 1.5% to 2.00% (6.7% at June 30, 1999). The Company is subject to certain financial covenants requiring a minimum net tangible worth ratio and a minimum funded ratio of debt to earnings before interest, taxes, depreciation and amortization. The line of credit is collateralized by all of the assets of the Company and is guaranteed by two members of the Company. The line of credit expires on May 31, 2000. At June 30, 1999, $1,222,900 was outstanding under the line of credit. There are no commitment fees on unused portions of the line.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Managers and
Members of Acuity Technology Services, LLC


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of members' equity and of cash flows present fairly, in all material respects, the financial position of Acuity Technology Services, LLC and its subsidiary at December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP


McLean, Virginia
February 5, 1999

                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1998
                                    --------


                              ASSETS

Current assets:
     Cash and cash equivalents                                        $     46,200
     Accounts receivable                                                 7,221,480
     Other accounts receivable                                              87,803
     Prepaid expenses                                                       41,701
                                                                      ------------
         Total current assets                                            7,397,184

Property and equipment, net                                                215,947
Other assets                                                                47,012
                                                                      ------------
         Total assets                                                 $  7,660,143
                                                                      ------------
                                                                      ------------
                  LIABILITES AND MEMBERS' EQUITY

Current liabilities:
     Line of credit                                                   $  2,730,310
     Accounts payable and accrued expenses                                 527,595
     Accrued compensation                                                1,136,183
     Accrued payroll taxes and employee withholdings                       140,254
     Pension contribution payable                                           45,580
                                                                      ------------
         Total current liabilities                                       4,579,922

Commitments and contingencies (Note 6)

Minority interest in consolidated subsidiary                                44,169

Members' equity                                                          3,036,052
                                                                      ------------
Total liabilities, minority interest and members' equity              $  7,660,143
                                                                      ------------
                                                                      ------------


           The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                    --------


Revenue                                                               $  32,257,468
                                                                      -------------


Cost of revenue:
    Salaries                                                             22,252,148
    Consultant expenses                                                     356,357
    Payroll taxes                                                           838,605
    Other                                                                    30,958
                                                                      -------------
         Total cost of revenue                                           23,478,068
                                                                      -------------

Gross profit                                                              8,779,400
                                                                      -------------

Operating expenses:
    Salaries and payroll taxes                                            4,407,468
    Advertising and recruiting                                              365,406
    Occupancy                                                               204,497
    Other general and administrative expenses                               948,415
    Depreciation and amortization                                            71,027
                                                                      -------------
         Total operating expenses                                         5,996,813
                                                                      -------------


Income before interest and minority interest                              2,782,587

Interest expense, net                                                      (63,602)

Minority interest in loss of consolidated subsidiary                         56,744
                                                                      -------------
Net income                                                            $   2,775,729
                                                                      -------------
                                                                      -------------


           The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                    CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                    --------


                                              Members'           Members'           Retained
                                            Contributions      Distributions        Earnings         Total
                                         ------------------ ------------------   -------------- ---------------
Balance, December 31, 1997               $          52,000  $         (23,846)   $     232,169  $      260,323
Net income                                        -                  -               2,775,729       2,775,729
                                         -----------------  -----------------    -------------  --------------
Balance, December 31, 1998               $          52,000  $         (23,846)   $   3,007,898  $    3,036,052
                                         -----------------  -----------------    -------------  --------------
                                         -----------------  -----------------    -------------  --------------


           The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                    --------


Cash flows from operating activities:
    Net income                                                                  $   2,775,729
    Adjustments to reconcile net income to net cash used
             in operating activities:
        Minority interest share of subsidiary loss                                    (56,744)
        Depreciation and amortization                                                  71,027
        Changes in assets and liabilities:
             Accounts receivable                                                   (5,024,210)
             Other accounts receivable                                                (72,074)
             Prepaid expenses                                                         (19,631)
             Other assets                                                             (20,271)
             Accounts payable and accrued expenses                                     59,725
             Accrued compensation                                                     644,345
             Accrued payroll taxes and employee withholding                            94,116
             Deferred revenue                                                        (136,732)
             Pension contribution payable                                              29,080
                                                                                -------------

                  Net cash used in operating activities                            (1,655,640)
                                                                                -------------

Cash flows from investing activities:
    Proceeds from sale of asset                                                         1,000
    Acquisition of additional interest in
           Acuity Technology Services of Dallas, LLC                                  (36,000)
    Purchase of property and equipment                                               (197,290)
                                                                                -------------

                  Net cash used in investing activities                              (232,290)
                                                                                -------------

Cash flows from financing activities:
    Net proceeds from line of credit                                                1,755,310
    Contributions from minority interest                                              150,000
                                                                                -------------

                  Net cash provided by financing activities                         1,905,310
                                                                                -------------

Net increase in cash and cash equivalents                                              17,380
Cash and cash equivalents, beginning of year                                           28,820
                                                                                -------------

Cash and cash equivalents, end of year                                          $      46,200
                                                                                -------------
                                                                                -------------


           The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              OPERATION AND ORGANIZATION

              In 1996, Acuity Technology Services, LLC (the Company) was established as a limited liability company under the laws of the Commonwealth of Virginia. The Company provides information technology consulting services to commercial organizations.

              The rights and obligations of the equityholders of the Company (the Members) are governed by the Operating Agreement of Acuity Technology Services, LLC dated June 6, 1996, and as amended on April 7, 1997 (the Operating Agreement). Each Member's profit and loss interest in the Company is stated in the Operating Agreement and does not necessarily agree with the Member's percentage of contributed capital.

              In January 1998, the Company entered into an agreement to form a limited liability company, Acuity Technology Services of Dallas, LLC (Acuity-Dallas) with two individuals, one of whom is related to one of the Company's members. Acuity-Dallas was formed to provide information technology consulting services to various organizations. In exchange for a 60% ownership right in Acuity-Dallas, the Company made an initial capital contribution of $10,000. The other individuals contributed an aggregate of $150,000 in exchange for an aggregate 40% ownership percentage in Acuity-Dallas. In September 1998, the Company purchased a 20% ownership interest in Acuity-Dallas from the unrelated minority member for $36,000. At December 31, 1998, the Company owned an 80% interest in Acuity-Dallas.

              PRINCIPLES OF CONSOLIDATION

              The consolidated financial statements include the accounts of the Company and its majority owned subsidiary, Acuity-Dallas. All significant intercompany accounts and transactions have been eliminated in consolidation.

              USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid financial instruments with an original maturity of ninety days or less to be cash equivalents. The Company maintains cash balances which may exceed federally insured limits. The Company does not believe that this results in significant risks.

                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998



              FAIR VALUE OF FINANCIAL INSTRUMENTS

              The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair value due to the short maturity of those instruments.

              REVENUE

              Revenue from time and materials contracts is recognized as costs are incurred at agreed-upon billing rates. Billings in advance of earnings are treated as deferred revenue until the completion of the earnings process. Revenue includes reimbursable expenses charged to clients of $140,000.

              Revenue from permanent employment placement is recognized upon placement of the individual or at the period when such fees become nonrefundable.

              The Company's clients are located principally throughout the United States. Its revenue and accounts receivable are concentrated with large companies in several industries. The Company's four largest clients accounted for, in the aggregate, approximately 80% of the Company's total revenues for the year ended December 31, 1998. The Company's accounts receivable generally are not secured and are subject to normal credit risks.

              PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of related assets ranging from three to seven years. Long-lived assets held and used by the Company are reviewed for impairment whenever changes in circumstances indicate the carrying value of an asset may not be recoverable.

              ADVERTISING AND MARKETING COSTS

              Advertising and marketing costs are expensed as incurred. Advertising and marketing expense for the year ended December 31, 1998 was $365,406.

              INCOME TAXES

              As a limited liability company, the Company is treated in a manner comparable to a partnership for income tax purposes. Income or loss from the Company is included by the members in their individual returns. Accordingly, no income tax expense has been recorded in the financial statements.

                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998



2.       ACCOUNTS RECEIVABLE

         Accounts receivable consist of the following at December 31, 1998:


                             Billed               $     5,828,552
                             Unbilled                   1,392,928
                                                  ---------------

                                     Total        $     7,221,480
                                                  ---------------
                                                  ---------------


         Substantially all the Company's receivables at December 31, 1998 were from well established companies. The Company considers its accounts receivable to be fully collectible.

3.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at December 31, 1998:


                     Computer and office equipment     $     163,035
                     Furniture and fixtures                  102,228
                     Software                                 52,698
                                                       -------------
                          Total                              317,961
                     Less:  Accumulated depreciation         102,014
                                                       -------------

                          Net property and equipment   $     215,947
                                                       -------------
                                                       -------------



4.       LINE OF CREDIT

         During 1998, the Company entered into a line of credit agreement with a financial institution in the amount of $3,000,000. The credit line bears interest at the rate of One-Month LIBOR plus 1.5% to 2.00% (6.5% at December 31, 1998). The Company is subject to certain financial covenants requiring a minimum net tangible worth ratio and a minimum funded ratio of debt to earnings before interest, taxes, depreciation and amortization. The Company is in compliance with the financial covenants at December 31, 1998. The line of credit is collateralized by all of the assets of the Company and is guaranteed by two members of the Company. The line of credit expires on May 31, 1999. At December 31, 1998, $2,730,310 was outstanding under the line of credit. There are no commitment fees on unused portions of the line.

         Cash interest expense paid for the year ended December 31, 1998 was $63,602.

5.       RETIREMENT PLAN

         In 1997, Acuity Technology adopted a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code. Substantially, all full-time employees are eligible to participate in

                 ACUITY TECHNOLOGY SERVICES, LLC AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998



         the program after ninety days of employment. Employees can contribute up to 15% of their pre-tax compensation during the year up to a maximum as allowed by the Internal Revenue Code ($10,000 in 1998). The Company may make discretionary annual profit sharing contributions to the plan which vest ratably over three years. Acuity contributed approximately $45,580 to the plan, or 25% of the first 6% of employee contributions, for the year ended December 31, 1998.


6.       LEASE COMMITMENTS

         The Company is obligated under several noncancelable operating lease agreements for office space and equipment. Future minimum rental payments for operating leases with noncancelable terms in excess of one year consist of the following at December 31, 1998:


                             Year Ending December 31:

                             1999                              $     303,742
                             2000                                      5,224
                             2001                                      2,463
                                                               --------------

                             Total minimum payments            $     311,429
                                                               --------------
                                                               --------------



         Total rental expense for all operating leases was $206,565 for the year ended December 31, 1998.


7.       SUBSEQUENT EVENTS (UNAUDITED)

         Pursuant to the terms of a Membership Interest Purchase Agreement, dated as of August 13, 1999 (the "Agreement"), by and among Acuity Technology Services, LLC and Acuity Technology Services of Dallas, LLC (collectively, the "Company") and Metro Information Services, Inc. ("Metro"), Metro acquired from the Company one hundred percent (100%) of all the membership and equity interests in the Company for a purchase price of $40,000,000 plus or minus a net worth adjustment based on the Company's closing balance sheet and an earnout based on future earnings of the Company. The net worth adjustment is the amount by which the closing book value of the Company is greater than or less than $4,000,000. The period for which the earnout amount shall be calculated is the twelve-month period commencing on September 1, 1999 and ending August 31, 2000, and will be based on the earnings of the Company before interest, income taxes and amortization of goodwill for that time period.

                          INDEPENDENT AUDITOR'S REPORT



ACUITY TECHNOLOGY SERVICES, LLC
McLean, Virginia


We have audited the accompanying Balance Sheet of ACUITY TECHNOLOGY SERVICES, LLC as of December 31, 1997, and the related Statements of Income, Members' Capital (Deficiency) and Cash Flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACUITY TECHNOLOGY SERVICES, LLC as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


ARONSON, FETRIDGE & WEIGLE


Rockville, Maryland
January 15, 1998

                         ACUITY TECHNOLOGY SERVICES, LLC
                                  BALANCE SHEET
                                DECEMBER 31, 1997


                                     ASSETS

CURRENT ASSETS
   Cash                                                                         $     28,820
   Accounts receivable (Note 2)                                                    2,197,270
   Employee advances                                                                  15,729
   Prepaid expenses                                                                   22,070
                                                                                ------------
         Total current assets                                                      2,263,889

PROPERTY AND EQUIPMENT, NET (NOTES 1 AND 3)                                          102,734

OTHER ASSETS                                                                          27,778
                                                                                ------------

TOTAL ASSETS                                                                    $  2,394,401
                                                                                ------------
                                                                                ------------

                        LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
   Line of credit (Note 4)                                                      $    975,000
   Accounts payable and accrued expenses                                             467,870
   Accrued compensation                                                              491,838
   Payroll taxes accrued and employee withholdings                                    46,138
   Deferred revenue (Note 1)                                                         136,732
   Pension contribution payable (Note 5)                                              16,500
                                                                                ------------
         Total current liabilities                                                 2,134,078
                                                                                ------------
COMMITMENTS AND CONTINGENCIES (NOTES 5 AND 6)

MEMBERS' CAPITAL                                                                     260,323
                                                                                ------------

TOTAL LIABILITIES AND MEMBERS' CAPITAL                                          $  2,394,401
                                                                                ------------
                                                                                ------------


  The accompanying Notes to Financial Statements are an integral part of these financial statements.

                         ACUITY TECHNOLOGY SERVICES, LLC
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997


REVENUE (NOTE 1)                                                                $   8,419,922
                                                                                -------------
CONTRACT COSTS
   Direct and indirect labor                                                        5,960,502
   Consultant expenses                                                                 13,308
   Payroll taxes                                                                      269,706
   System integration                                                                   9,127
   Other                                                                               24,321
                                                                                -------------
       Total contract and placement costs                                           6,276,964
                                                                                -------------
GROSS PROFIT                                                                        2,142,958
                                                                                -------------
OPERATING EXPENSES
   Salaries and payroll taxes                                                       1,169,844
   Advertising and recruiting                                                         107,877
   Occupancy                                                                          126,954
   Other general and administrative expenses                                          310,956
                                                                                -------------
       Total operating expenses                                                     1,715,631
                                                                                -------------
INCOME FROM OPERATIONS                                                                427,327
                                                                                -------------
OTHER EXPENSE (INCOME)
   Interest expense                                                                    54,279
   Gain on sale of property and equipment                                                 (36)
                                                                                -------------
       Total other expense                                                             54,243
                                                                                -------------
NET INCOME                                                                      $     373,084
                                                                                -------------
                                                                                -------------


The accompanying Notes to Financial Statements are an integral part of these financial statements.

                         ACUITY TECHNOLOGY SERVICES, LLC
                   STATEMENT OF MEMBERS' CAPITAL (DEFICIENCY)
                      FOR THE YEAR ENDED DECEMBER 31, 1997


MEMBERS' DEFICIENCY, JANUARY 1, 1997                                            $  (89,916)

NET INCOME                                                                         373,084

MEMBERS' CAPITAL CONTRIBUTION                                                        2,000

REDEMPTION OF MEMBERS' CAPITAL                                                     (24,845)
                                                                                ----------

MEMBERS' CAPITAL, DECEMBER 31, 1997                                             $  260,323
                                                                                ----------
                                                                                ----------


  The accompanying Notes to Financial Statements are an integral part of these financial statements.

                         ACUITY TECHNOLOGY SERVICES, LLC
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES

   Net income                                                                             $     373,084
       Adjustments to reconcile net income to net cash used by operating activities
         Depreciation and amortization                                                           27,484
         Gain on sale of property and equipment                                                     (36)
         Redemption of members' capital                                                         (24,845)
         (Increase) decrease in
            Accounts receivable                                                              (2,088,880)
            Employee advances                                                                     3,013
            Prepaid expenses                                                                    (17,450)
            Deposits                                                                            (21,070)
         Increase (decrease) in
            Accounts payable and accrued expenses                                               400,682
            Accrued compensation                                                                441,995
            Payroll taxes accrued and withheld                                                   35,379
            Deferred revenue                                                                    135,517
            Pension payable                                                                      16,500
                                                                                          -------------
               Net cash used by operating activities                                           (718,627)
                                                                                          -------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of asset                                                                      275
   Purchase of property and equipment                                                          (106,275)
                                                                                          -------------
               Net cash used by investing activities                                           (106,000)
                                                                                          -------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from line of credit                                                                 824,726
   Members' capital contribution                                                                  2,000
                                                                                          -------------
               Net cash provided by financing activities                                        826,726
                                                                                          -------------

NET INCREASE IN CASH                                                                              2,099

CASH, BEGINNING OF YEAR                                                                          26,721
                                                                                          -------------
CASH, END OF YEAR                                                                         $      28,820
                                                                                          -------------
                                                                                          -------------


SUPPLEMENTAL CASH FLOW INFORMATION
   Actual cash payments for:
       Interest                                                                           $      54,279
                                                                                          -------------
                                                                                          -------------


The accompanying Notes to Financial Statements are an integral part of these financial statements.

                         ACUITY TECHNOLOGY SERVICES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

          (A)   Organization

                Acuity Technology Services, LLC was established as a Limited Liability Company on June 6, 1996 under the laws of the Commonwealth of Virginia. The Company provides information technology consulting services to commercial organizations.

          (B)   Use of accounting estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          (C)   Cash and cash equivalents

                For financial statement purposes, the Company considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalents. The Company maintains cash balances which may exceed federally insured limits. The Company does not believe that this results in any significant credit risk.

          (D)   Revenue

                Revenue from time and materials contracts is recognized as costs are incurred at amounts represented by the agreed-upon billing amounts. Billings in advance of earnings are treated as deferred revenue until the completion of the earnings process.

                Revenue from permanent employment placement is recognized upon placement of the individual or at the period when such fees become nonrefundable.

                The Company's clients are located principally throughout the United States. Its revenue and accounts receivable are concentrated with large companies in several industries. For 1997, three clients accounted for approximately 76% of total revenue. The Company's accounts receivable are generally not collateralized and are subject to normal credit risks.

          (E)   Property and equipment

                Property and equipment are recorded at the original cost to the Company and are being depreciated using the straight-line method over predetermined lives of three to seven years.

                         ACUITY TECHNOLOGY SERVICES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          (F)   Income taxes

                As a Limited Liability Company, the members recognize their respective share of income or loss on their separate income tax returns. Accordingly, income taxes have not been reflected in the accompanying financial statements.

NOTE 2 - ACCOUNTS RECEIVABLE

          Accounts receivable consist of the following at December 31, 1997:

                 Billed                                         $     2,042,873
                 Unbilled                                               154,397
                                                                ---------------

                                                                $     2,197,270
                                                                ---------------
                                                                ---------------

NOTE 3 - PROPERTY AND EQUIPMENT

          Property and equipment consist of the following at December 31, 1997:

                                                                     Amount
                                                                ---------------

              Computer and office equipment                     $        83,309
              Furniture and fixtures                                     31,798
              Software                                                   20,138
                                                                ---------------

                 Total                                                  135,245
              Less:  Accumulated depreciation                            32,511
                                                                ---------------

                 Net property and equipment                     $       102,734
                                                                ---------------
                                                                ---------------

NOTE 4 - NOTE PAYABLE - LINE OF CREDIT

          The Company has a line of credit agreement with First Union Bank in the amount of $1,000,000. The arrangement provides interest at the One-Month Libor Market Index rate plus 2.25%, which was a rate to the Company of approximately 8.2% at December 31, 1997, with additional fees as specified in the agreement. The line is collateralized by all of the assets of the Company and is guaranteed by two members of the Company. The balance on the line of credit at December 31, 1997 was $975,000.

NOTE 5 - RETIREMENT PLAN

          In 1997, Acuity Technology adopted a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code. Substantially all full-time employees are eligible to participate in the program after three months of employment. Employees can contribute up to 15% of their pre-tax compensation during the year up to a maximum as allowed by the Code, which for 1997 was $9,500. In 1997, Acuity contributed 25% of the first 6% of employee contributions to the plan. The Company's contribution to this plan was approximately $16,500 for the year ended December 31, 1997.

                         ACUITY TECHNOLOGY SERVICES, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997



NOTE 6 - LEASE COMMITMENTS

          The Company is obligated, as lessee, under a lease agreement for office space which expires November 30, 1999. The lease, which was entered into on April 1, 1997, provides for monthly payments of $11,785 for the first twelve months, increasing by two and one-half percent every twelve months, thereafter. Future minimum rental payments under the lease are as follows:


                  Year Ending
                  December 31                           Amount
                ---------------                    ---------------

                     1998                          $       144,075
                     1999                                  135,296
                                                   ---------------


                          Total                    $       279,371
                                                   ---------------
                                                   ---------------


          Rent expense was $126,954 for 1997.

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES

 INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition of Acuity Technology Services, LLC ("Acuity") by Metro Information Services, Inc. ("Metro") occurred as of June 30, 1999. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1998 and for the six months ended June 30, 1999 have been prepared to reflect the acquisitions by Metro of Acuity on August 13, 1999, Solution Technologies, Inc. ("STI") on March 1, 1999, and The Professionals - Computer Management & Consulting, Inc. and Krystal Solutions, Inc. (collectively "Professionals and Krystal") on February 1, 1999, as if such acquisitions occurred as of January 1, 1998. The unaudited pro forma condensed consolidated balance sheet and statements of income are collectively referred to as "the pro forma financial statements." The pro forma financial statements do not purport to represent the financial position or results of operations of Metro and subsidiaries as if such transactions had occurred on such dates or to project Metro's financial position or results of operations as of any future date or for any future period. The pro forma financial statements contain adjustments which are based on available information and certain assumptions to the historical financial statements of Metro, Acuity, STI and Professionals and Krystal.

The acquisitions of Acuity, STI and Professionals and Krystal are accounted for under the purchase method of accounting. The preliminary allocations of purchase prices are based upon the estimated fair value of assets acquired and liabilities assumed in accordance with Accounting Principles Board Opinion No.
16. The purchase price allocations reflected in the accompanying pro forma financial statements may be different from the final allocations of the purchase prices and such differences may be material.

The pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements and the notes thereto of Metro, STI and Professionals and Krystal and the historical financial statements and the notes thereto of Acuity included elsewhere in this document.

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999


                                                                        STI,
                                                                   Professionals

                                                                    and Krystal
                                                   Metro             Pro Forma
                                                 Historical         Adjustments
                                              -----------------   ----------------
                                                    (1)                 (2)
                 ASSETS
Current assets:
  Cash and cash equivalents                   $      4,219,900                   -
  Accounts receivable, net                          49,510,189                   -
  Prepaid expenses                                   1,530,816                   -
  Deferred income taxes                              1,013,863                   -
                                              ----------------    ----------------
      Total current assets                          56,274,768                   -

Property and equipment, net                         11,365,990                   -
Goodwill, net                                       63,935,415         (1,103,101)
Other assets                                           765,122           1,103,101
                                              ----------------    ----------------
                                              $    132,341,295                   -
                                              ----------------    ----------------
                                              ----------------    ----------------

         LIABILITIES AND EQUITY
Current liabilities:
  Line of credit                              $              -                   -
  Accounts payable                                   3,590,289                   -
  Accrued compensation and benefits                 15,498,096                   -
  Notes payable                                              -                   -
                                              ----------------    ----------------
      Total current liabilities                     19,088,385                   -
                                              ----------------    ----------------
Line of credit facilities                           41,453,764                   -
  Deferred income taxes                              1,093,372                   -
                                              ----------------    ----------------
      Total liabilities                             61,635,521                   -
                                              ----------------    ----------------
Minority Interest                                            -                   -

Equity:
  Members' Equity                                            -                   -
  Shareholders' equity:
    Common stock                                       149,390                   -
    Paid-in capital                                 38,402,300                   -
    Retained earnings                               32,154,084                   -
                                              ----------------    ----------------
       Total equity                                 70,705,774                   -
                                              ----------------    ----------------
                                              $    132,341,295                   -
                                              ----------------    ----------------
                                              ----------------    ----------------

                                                                     Acquisition
                                                --------------------------------------------------------
                                                                        Acuity
                                                    Acuity             Pro Forma             Acuity                Metro
                                                  Historical          Adjustments           Pro Forma            Pro Forma
                                                --------------       --------------       --------------       --------------
                                                    (1)                  (3)
                 ASSETS
Current assets:
  Cash and cash equivalents                            385,987            (385,987)                    -            4,219,900
  Accounts receivable, net                           8,053,434                    -            8,053,434           57,563,623
  Prepaid expenses                                      86,956                    -               86,956            1,617,772
  Deferred income taxes                                      -                    -                    -            1,013,863
                                                --------------       --------------       --------------       --------------
      Total current assets                           8,526,377            (385,987)            8,140,390           64,415,158

Property and equipment, net                            261,598                    -              261,598           11,627,588
Goodwill, net                                                -           33,508,744           33,508,744           96,341,058
Other assets                                            43,607            2,580,292            2,623,899            4,492,122
                                                --------------       --------------       --------------       --------------
                                                     8,831,582           35,703,049           44,534,631          176,875,926
                                                --------------       --------------       --------------       --------------
                                                --------------       --------------       --------------       --------------

         LIABILITIES AND EQUITY
Current liabilities:
  Line of credit                                     1,222,900                    -            1,222,900            1,222,900
  Accounts payable                                     830,338                    -              830,338            4,420,627
  Accrued compensation and benefits                  2,055,905                    -            2,055,905           17,554,001
  Notes payable                                              -            1,000,000            1,000,000            1,000,000
                                                --------------       --------------       --------------       --------------
      Total current liabilities                      4,109,143            1,000,000            5,109,143           24,197,528
                                                --------------       --------------       --------------       --------------
  Line of credit facilities                                  -           39,425,488           39,425,488           80,879,252
  Deferred income taxes                                      -                    -                    -            1,093,372
                                                --------------       --------------       --------------       --------------
      Total liabilities                              4,109,143           40,425,488           44,534,631          106,170,152
                                                --------------       --------------       --------------       --------------
      Minority Interest                                 29,298             (29,298)                    -                    -
Equity:
  Members' Equity                                    4,693,141          (4,693,141)                    -                    -
  Shareholders' equity:
    Common stock                                             -                    -                    -              149,390
    Paid-in capital                                          -                    -                    -           38,402,300
    Retained earnings                                        -                    -                    -           32,154,084
                                                --------------       --------------       --------------       --------------
      Total equity                                   4,693,141          (4,693,141)                    -           70,705,774
                                                --------------       --------------       --------------       --------------
                                                     8,831,582           35,703,049           44,534,631          176,875,926
                                                --------------       --------------       --------------       --------------
                                                --------------       --------------       --------------       --------------

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                                  JUNE 30, 1999


(1)   HISTORICAL FINANCIAL STATEMENTS

      The amounts presented under the heading "Metro Historical" are taken from the Metro Information Services, Inc. and subsidiaries (herein referred to as "Metro") historical consolidated balance sheet as of June 30, 1999.

      The amounts presented under the heading "Acuity Historical" are taken from the unaudited Acuity Technology Services, LLC (herein referred to as "Acuity") historical consolidated balance sheet as of June 30, 1999, included herein.

(2)   STI, PROFESSIONALS AND KRYSTAL PRO FORMA ADJUSTMENTS

      The amounts presented under the heading "STI, Professionals and Krystal Pro Forma Adjustments" include adjustments to the purchase price allocations of these companies subsequent to June 30, 1999.

(3)   ACUITY PRO FORMA ADJUSTMENTS

      On August 13, 1999, Metro acquired all of the membership and equity interests of Acuity, for a purchase price of $40,000,000 plus or minus a purchase price adjustment calculated based on the net assets of Acuity on the closing date of the transaction. The purchase agreement also provides for an additional purchase price payment if Acuity achieves certain predetermined financial results in the succeeding year. The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred on June 30,1999.

      The following pro forma adjustments to the Metro consolidated historical balance sheet give effect to the acquisition of Acuity including adjustments for assets and liabilities excluded from the transaction, primarily cash and cash equivalents.


      (A)  ACUITY PURCHASE ACCOUNTING
           Metro acquired all of the membership interests in Acuity for $40,425,488, including $92,362 in estimated direct costs of the acquisition and a purchase price adjustment of $333,126. The acquisition will be accounted for as a purchase. As a result, the assets and liabilities will be adjusted to their fair values, with the excess purchase price over the fair value assigned to goodwill and other intangible assets. The following summarizes the preliminary allocation of the purchase price based on June 30, 1999 asset and liability balances.


                Assets purchased:
                    Accounts receivable                          $   8,053,434
                    Prepaid expenses                                    86,956
                    Property and equipment                             261,598
                    Other assets                                        43,607
                    Goodwill                                        33,508,744
                    Other intangibles                                2,580,292
                                                                  ------------
                         Total assets purchased                   $ 44,534,631
                                                                  ------------

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                  BALANCE SHEET
                                  JUNE 30, 1999



(3)   ACUITY PRO FORMA ADJUSTMENTS, CONTINUED


                Liabilities assumed:
                    Line of credit                               $   1,222,900
                    Accounts payable                                   830,338
                    Accrued compensation and benefits                2,055,905
                                                                     ---------

                         Total liabilities assumed                   4,109,143
                                                                     ---------

                         Purchase price                           $ 40,425,488
                                                                     ---------
                                                                     ---------



      (B)  FINANCING OF THE ACQUISITION
           Metro financed the acquisition with borrowings under its existing credit facilities and $1,000,000 in short-term borrowings payable to the selling members when it acquired Acuity on August 13, 1999. Interest accrues at a rate of 5% with principal and interest due on November 20, 1999.

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1999

                                                                                                      Metro,
                                                                                                   Professionals
                                                               Professionals                        and Krystal
                                               Metro            and Krystal          STI              and STI
                                             Historical          Pro Forma        Pro Forma          Pro Forma
                                         -------------------  ---------------- ----------------  ------------------
                                                (1)                 (2)              (3)
Revenue                                  $      150,782,111         1,859,020        3,860,192         156,501,323

Cost of revenue                                 106,788,457         1,480,072        2,775,543         111,044,072
                                         -------------------  ---------------- ----------------  ------------------

Gross profit                                     43,993,654           378,948        1,084,649          45,457,251
                                         -------------------  ---------------- ----------------  ------------------

Selling, general and
   administrative expenses                       26,612,251           153,168          728,481          27,493,900
Depreciation and amortization                     2,080,036            58,830          223,550           2,362,416
                                         -------------------  ---------------- ----------------  ------------------

   Total operating expenses                      28,692,287           211,998          952,031          29,856,316
                                         -------------------  ---------------- ----------------  ------------------

Operating income                                 15,301,367           166,950          132,618          15,600,935
                                         -------------------  ---------------- ----------------  ------------------

Interest income                                      74,932                 -                -              74,932
Interest expense                                  (849,723)          (55,083)        (275,316)         (1,180,122)
                                         -------------------  ---------------- ----------------  ------------------

   Net interest expense                           (774,791)          (55,083)        (275,316)         (1,105,190)
                                         -------------------  ---------------- ----------------  ------------------

Income before income taxes
   and minority interest                         14,526,576           111,867        (142,698)          14,495,745

Minority interest in loss of
   consolidated subsidiary                                -                 -                -                   -

Income taxes                                    (5,883,263)          (45,306)           57,793         (5,870,776)
                                         -------------------  ---------------- ----------------  ------------------

Net income (loss)                        $        8,643,313            66,561         (84,905)           8,624,969
                                         -------------------  ---------------- ----------------  ------------------
                                         -------------------  ---------------- ----------------  ------------------







                                                                 Acuity
                                               Acuity           Pro Forma          Acuity              Metro
                                             Historical        Adjustments        Pro Forma           Pro Forma
                                          -----------------  ----------------  -----------------  -------------------
                                                (1)                (4)

Revenue                                         20,276,642                 -         20,276,642          176,777,965

Cost of revenue                                 13,848,762                 -         13,848,762          124,892,834
                                          -----------------  ----------------  -----------------  -------------------

Gross profit                                     6,427,880                 -          6,427,880           51,885,131
                                          -----------------  ----------------  -----------------  -------------------

Selling, general and
   administrative expenses                       4,727,998         (349,848)          4,378,150           31,872,050
Depreciation and amortization                       34,770           820,549            855,319            3,217,735
                                          -----------------  ----------------  -----------------  -------------------

      Total operating expenses                   4,762,768           470,701          5,233,469           35,089,785
                                          -----------------  ----------------  -----------------  -------------------

Operating income                                 1,665,112         (470,701)          1,194,411           16,795,346
                                          -----------------  ----------------  -----------------  -------------------

Interest income                                         11              (11)                  -               74,932
Interest expense                                  (22,905)       (1,063,359)        (1,086,264)          (2,266,386)
                                          -----------------  ----------------  -----------------  -------------------

      Net interest expense                        (22,894)       (1,063,370)        (1,086,264)          (2,191,454)
                                          -----------------  ----------------  -----------------  -------------------

Income before income taxes
   and minority interest                         1,642,218       (1,534,071)            108,147           14,603,892

Minority interest in loss of
   consolidated subsidiary                          14,871          (14,871)                  -                    -

Income taxes                                             -          (43,800)           (43,800)          (5,914,576)
                                          -----------------  ----------------  -----------------  -------------------

Net income (loss)                                1,657,089       (1,592,742)             64,347            8,689,316
                                          -----------------  ----------------  -----------------  -------------------
                                          -----------------  ----------------  -----------------  -------------------

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                               STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1999


(1)   HISTORICAL FINANCIAL STATEMENTS

      The amounts presented under the heading "Metro Historical" are taken from the Metro Information Services, Inc. and subsidiaries (herein referred to as "Metro") historical consolidated statement of income for the six months ended June 30, 1999.

      The amounts presented under the heading "Acuity Historical" are taken from the unaudited Acuity Technology Services, LLC and subsidiary (herein referred to as "Acuity") historical consolidated statement of income for the six months ended June 30, 1999, included herein.

(2)   PROFESSIONALS AND KRYSTAL PRO FORMA

      Metro purchased certain assets and assumed certain liabilities of Professionals and Krystal on February 1, 1999.

      The amounts presented under the heading "Professionals and Krystal Pro Forma" include the historical statement of income for the month ended January 31, 1999 together with the pro forma adjustments (including subsequent adjustments to the purchase price allocation) for the Professionals and Krystal and include adjustments to:

      (a) Adjust selling, general and administrative expenses to reduce selling shareholder salaries to the amounts contained in their employment contracts signed in conjunction with the acquisition.

      (b) Record amortization on goodwill of $15,374,541 and other intangible assets of $284,130. Goodwill is amortized on a straight-line basis over 30 years and other intangible assets over 3 - 7 years.

      (c) Eliminate interest income since cash and cash equivalents were not purchased.

      (d) Record interest expense on line of credit borrowings of $12,000,000 at an assumed average interest rate of 5.7% and note payable to sellers of $500,000 at an interest rate of 5%.

      (e) Record tax expense as if the Professionals and Krystal were C Corporations for the entire period at an assumed effective tax rate of 40.5%.

(3)   STI PRO FORMA

      Metro purchased certain assets and assumed certain liabilities of STI on March 1, 1999.

      The amounts presented under the heading "STI Pro Forma" include the historical statement of income for the two months ended February 28, 1999 together with the pro forma adjustments (including subsequent adjustments to the purchase price allocation) for STI and include adjustments to:

      (a) Adjust selling, general and administrative expenses to reduce selling shareholder salaries to the amounts contained in their employment contracts signed in conjunction with the acquisition.

      (b) Record amortization on goodwill of $23,957,263 and other intangible assets of $1,348,970. Goodwill is amortized on a straight-line basis over 30 years and other intangible assets over 3 - 7 years.

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                               STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1999


(3)   STI PRO FORMA, CONTINUED

      (c) Eliminate interest income since cash and cash equivalents were not purchased.

      (d) Record interest expense on line of credit borrowings of $28,717,469 at an assumed average interest rate of 5.7% and note payable to sellers of $300,000 at an interest rate of 5%.

      (e) Record tax expense as if STI were a C Corporation for the entire period at an assumed effective tax rate of 40.5%.

(4)   ACUITY PRO FORMA

      The amounts presented under the heading "Acuity Pro Forma" include the historical statement of income together with the pro forma adjustments for Acuity and include adjustments to:

      (a) Adjust selling, general and administrative expenses to reduce selling member salaries to the amounts contained in their employment contracts.

      (b) Record amortization of goodwill of $33,508,744 and other intangible assets of $2,583,618. Goodwill is amortized on a straight-line basis over 30 years and other intangible assets over 3 - 7 years.

      (c) Eliminate interest income since cash and cash equivalents were not purchased.

      (d) Record interest expense on line of credit borrowings of $39,183,334 at an assumed average interest rate of 5.3% and note payable to sellers of $1,000,000 at an interest rate of 5%.

      (e) Record tax expense as if Acuity was a C Corporation for the entire period at an assumed effective tax rate of 40.5%.

(5)   VARIABLE INTEREST RATE SENSITIVITY

      Metro's line of credit facilities contain variable interest rates based on the London Interbank Borrowing Rates plus a spread. A 1/8% increase in the assumed interest rates contained in the pro forma statement of income would result in an increase in interest expense of approximately $50,000.

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998

                                                                                                      Metro,
                                                                                                   Professionals
                                                             Professionals                          and Krystal
                                             Metro            and Krystal           STI               and STI
                                           Historical          Pro Forma         Pro Forma           Pro Forma
                                       -------------------  ----------------- -----------------  ------------------
                                              (1)                 (2)               (3)

Revenue                                $      213,891,637         21,856,402        23,183,253         258,931,292

Cost of revenue                               148,321,681         16,842,269        15,549,348         180,713,298
                                       -------------------  ----------------- -----------------  ------------------

Gross profit                                   65,569,956          5,014,133         7,633,905          78,217,994
                                       -------------------  ----------------- -----------------  ------------------

Selling, general and
   administrative expenses                     40,349,100          2,230,616         4,432,643          47,012,359
Depreciation and amortization                   1,850,529            555,278         1,174,296           3,580,103
                                       -------------------  ----------------- -----------------  ------------------

      Total operating expenses                 42,199,629          2,785,894         5,606,939          50,592,462
                                       -------------------  ----------------- -----------------  ------------------

Operating income                               23,370,327          2,228,239         2,026,966          27,625,532
                                       -------------------  ----------------- -----------------  ------------------

Interest income                                   837,557                                    -             837,557
Interest expense                                 (56,991)          (719,705)       (1,687,765)         (2,464,461)
                                       -------------------  ----------------- -----------------  ------------------

      Net interest income (expense)               780,566          (719,705)       (1,687,765)         (1,626,904)
                                       -------------------  ----------------- -----------------  ------------------

Income (loss) before income
   taxes and minority interest                 24,150,893          1,508,534           339,201          25,998,628

Minority interest in loss of
   consolidated subsidiary                              -                  -                 -                   -

Income taxes                                  (9,533,849)          (610,956)         (137,376)        (10,282,181)
                                       -------------------  ----------------- -----------------  ------------------

Net income (loss)                      $       14,617,044            897,578           201,825          15,716,447
                                       -------------------  ----------------- -----------------  ------------------
                                       -------------------  ----------------- -----------------  ------------------







                                                               Acuity
                                             Acuity           Pro Forma          Acuity                Metro
                                           Historical        Adjustments        Pro Forma            Pro Forma
                                        -----------------  ----------------  -----------------  -------------------
                                              (1)                (4)

Revenue                                       32,257,468                 -         32,257,468          291,188,760

Cost of revenue                               23,478,068                 -         23,478,068          204,191,366
                                        -----------------  ----------------  -----------------  -------------------

Gross profit                                   8,779,400                 -          8,779,400           86,997,394
                                        -----------------  ----------------  -----------------  -------------------

Selling, general and
   administrative expenses                     5,925,786         (438,436)          5,487,350           52,499,709
Depreciation and amortization                     71,027         1,641,199          1,712,226            5,292,329
                                        -----------------  ----------------  -----------------  -------------------

Total operating expenses                       5,996,813         1,202,763          7,199,576           57,792,038
                                        -----------------  ----------------  -----------------  -------------------

Operating income                               2,782,587       (1,202,763)          1,579,824           29,205,356
                                        -----------------  ----------------  -----------------  -------------------

Interest income                                        -                 -                  -              837,557
Interest expense                                (63,602)       (2,126,717)        (2,190,319)          (4,654,780)
                                        -----------------  ----------------  -----------------  -------------------

Net interest
   income (expense)                             (63,602)       (2,126,717)        (2,190,319)          (3,817,223)
                                        -----------------  ----------------  -----------------  -------------------

Income (loss) before income
   taxes and minority interest                 2,718,985       (3,329,480)          (610,495)           25,388,133

Minority interest in loss of
   consolidated subsidiary                        56,744          (56,744)                  -                    -

Income taxes                                           -          247,250            247,250           (10,034,931)
                                        -----------------  ----------------  -----------------  -------------------

Net income (loss)                              2,775,729       (3,138,974)          (363,245)           15,353,202
                                        -----------------  ----------------  -----------------  -------------------
                                        -----------------  ----------------  -----------------  -------------------

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                               STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998


(1)   HISTORICAL FINANCIAL STATEMENTS

      The amounts presented under the heading "Metro Historical" are taken from the Metro Information Services, Inc. and subsidiaries (herein referred to as "Metro") historical consolidated statement of income for the year ended December 31, 1998.

      The amounts presented under the heading "Acuity Historical" are taken from the Acuity Technology Services, LLC and subsidiary (herein referred to as "Acuity") historical consolidated statement of income for the year ended December 31, 1998, included herein.

(2)   PROFESSIONALS AND KRYSTAL PRO FORMA

      The amounts presented under the heading "Professionals and Krystal Pro Forma" include the historical statement of income together with the pro forma adjustments for the Professionals and Krystal and include adjustments to:

      (a) Adjust selling, general and administrative expenses to reduce selling shareholder salaries to the amounts contained in their employment contracts signed in conjunction with the acquisition.

      (b) Record amortization on goodwill of $15,374,541 and other intangible assets of $284,130. Goodwill is amortized on a straight-line basis over 30 years and other intangible assets over 3 - 7 years.

      (c) Eliminate interest income since cash and cash equivalents were not purchased.

      (d) Record interest expense on line of credit borrowings of $12,000,000 at an assumed average interest rate of 5.7% and note payable to sellers of $500,000 at an interest rate of 5%.

      (e) Record tax expense as if the Professionals and Krystal were a C Corporation for the entire period at an assumed effective tax rate of 40.5%.

(3)   STI PRO FORMA

      The amounts presented under the heading "STI Pro Forma" include the historical statement of income together with the pro forma adjustments for STI and include adjustments to:

      (a) Adjust selling, general and administrative expenses to reduce selling shareholder salaries to the amounts contained in their employment contracts signed in conjunction with the acquisition.

      (b) Record amortization on goodwill of $23,957,263 and other intangible assets of $1,348,970. Goodwill is amortized on a straight-line basis over 30 years and other intangible assets over 3 - 7 years.

      (c) Eliminate interest income since cash and cash equivalents were not purchased.

      (d) Record interest expense on line of credit borrowings of $28,717,469 at an assumed average interest rate of 5.7% and note payable to sellers of $300,000 at an interest rate of 5%.

      (e) Record tax expense as if STI were a C Corporation for the entire period at an assumed effective tax rate of 40.5%.

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                               STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998



(4)   ACUITY PRO FORMA

      The amounts presented under the heading "Acuity Pro Forma" include the historical statement of income together with the pro forma adjustments for Acuity and include adjustments to:

      (a) Adjust selling, general and administrative expenses to reduce selling member salaries to the amounts contained in their employment contracts.

      (b) Record amortization on goodwill of $33,508,744 and other intangible assets of $2,583,618. Goodwill is amortized on a straight-line basis over 30 years and other intangible assets over 3 - 7 years.

      (c) Record interest expense on line of credit borrowings of $39,183,334 at an assumed average interest rate of 5.3% and note payable to sellers of $1,000,000 at an interest rate of 5%.

      (d) Record tax expense as if Acuity was a C Corporation for the entire period at an assumed effective tax rate of 40.5%.

(5)   VARIABLE INTEREST RATE SENSITIVITY

      Metro's line of credit facilities contain variable interest rates based on the London Interbank Borrowing Rates plus a spread. A 1/8% increase in the assumed interest rates contained in the pro forma statement of income would result in an increase in interest expense of approximately $100,000.